UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ANNALY CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Maryland	22-3479661
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.125% Series H Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-224968

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the 8.125% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Annaly Capital Management, Inc. (the “Company”), is set forth under “Description of Annaly Capital Stock” in the Company’s Registration Statement on Form S-4 (File No. 333-224968) initially filed with the Securities and Exchange Commission on May 16, 2018, and amended on May 31, 2018, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2. EXHIBITS.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 2, 2018, by and among Annaly Capital Management, Inc., Mountain Merger Sub Corporation and MTGE Investment Corp. (incorporated by reference to Annaly’s Registration Statement on Form S-4 (Registration No. 333-224968) filed May 16, 2018)

3.1	Articles of Amendment and Restatement of the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Annaly’s Registration Statement on Form S-11 (Registration No. 333-32913) filed August 5, 1997)

3.2	Articles of Amendment of the Articles of Incorporation of Annaly (incorporated by reference to Exhibit 3.1 of Annaly’s Registration Statement on Form S-3 (Registration No. 333-74618) filed June 12, 2002)

3.3	Articles of Amendment of the Articles of Incorporation of Annaly (incorporated by reference to Exhibit 3.1 of Annaly’s Form 8-K (filed August 3, 2006))

3.4	Articles of Amendment of the Articles of Incorporation of Annaly (incorporated by reference to Exhibit 3.4 of Annaly’s Form 10-Q (filed May 7, 2008))

3.5	Articles of Amendment of the Articles of Incorporation of Annaly (incorporated by reference to Exhibit 3.1 of Annaly’s Form 8-K (filed June 23, 2011))

3.6	Form of Articles Supplementary designating Annaly’s 7.875% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.3 to Annaly’s Registration Statement on Form 8-A filed April 1, 2004)

3.7	Articles Supplementary designating an additional 2,750,000 shares of Annaly’s 7.875% Series A Cumulative Redeemable Preferred Stock, as filed with the State Department of Assessments and Taxation of Maryland on October 15, 2004 (incorporated by reference to Exhibit 3.2 to Annaly’s Form 8-K filed October 4, 2004)

3.8	Articles Supplementary designating Annaly’s 6% Series B Cumulative Convertible Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to Annaly’s Form 8-K filed April 10, 2006)

3.9	Articles Supplementary designating Annaly’s 7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to Annaly’s Current Report on Form 8-K filed May 16, 2012)

3.10	Articles Supplementary designating Annaly’s 7.50% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to Annaly’s Form 8-K filed September 13, 2012)

3.11	Amended and Restated Bylaws of Annaly, adopted February 23, 2016 (incorporated by reference to Exhibit 3.11 to Annaly’s Form 10-K filed February 26, 2016)

3.12	Articles Supplementary designating Annaly’s 7.625% Series E Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.12 to Annaly’s Form 8-A filed on July 12, 2016)

Exhibit No.	Description

3.13	Articles Supplementary designating the Registrant’s 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.14 to the Registrant’s Registration Statement on Form 8-A filed July 27, 2017)

3.14	Articles Supplementary designating Annaly’s 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.16 to the Registrant’s Registration Statement on Form 8-A filed January 10, 2018)

3.15	Articles Supplementary reclassifying and designating (1) 7,412,500 authorized but unissued shares of Annaly’s preferred stock, $0.01 par value per share, without designation as to series or class, as shares of undesignated Common Stock; (2) 650,000 authorized but unissued shares of Annaly’s 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, as shares of undesignated Common Stock; and (3) 3,400,000 authorized but unissued shares of Annaly’s 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, as shares of undesignated Common Stock (incorporated by reference to Exhibit 3.15 of Annaly’s Quarterly Report on Form 10-Q filed November 3, 2017)

3.16	Articles Supplementary reclassifying and designating (i) 11,500,000 authorized but unissued shares of Annaly’s preferred stock, $0.01 par value per share, without designation as to series or class, as shares of Annaly’s undesignated common stock and (ii) 5,000,000 authorized but unissued shares of Annaly’s 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, as shares of Annaly’s undesignated common stock. (incorporated by reference to Exhibit 3.1 of Annaly’s Quarterly Report on Form 10-Q filed August 3, 2018)

3.17	Articles Supplementary designating Annaly’s 8.125% Series H Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share*

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Annaly’s Registration Statement on Form S-11 (Registration No. 333-32913) filed September 17, 1997)

4.2	Specimen Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 to Annaly’s Registration Statement on Form S-3 (Registration No. 333-74618) filed December 5, 2001)

4.3	Specimen Series A Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 of Annaly’s Registration Statement on Form 8-A filed April 1, 2004)

4.4	Specimen Series B Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 to Annaly’s Form 8-K filed April 10, 2006)

4.5	Specimen Series C Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 to Annaly’s Form 8-K filed May 16, 2012)

4.6	Specimen Series D Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 to Annaly’s Form 8-K filed September 13, 2012)

4.7	Specimen Series E Preferred Stock Certificate (incorporated by reference to Exhibit 4.7 to Annaly’s Registration Statement (Registration No. 333-211140) on Form S-4/A filed May 27, 2016)

4.8	Specimen Series F Preferred Stock Certificate (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form 8-A filed July 27, 2017)

4.9	Specimen Series G Preferred Stock Certificate (incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form 8-A filed January 10, 2018)

4.10	Specimen Series H Preferred Stock Certificate (incorporated by reference to Exhibit 4.10 to Annaly’s Registration Statement (Registration No. 333-224968) on Form S-4/A filed May 31, 2018)

4.11	Indenture, dated as of February 12, 2010, between Annaly and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Annaly’s Form 8-K filed February 12, 2010)

Exhibit No.	Description

4.12	Supplemental Indenture, dated as of February 12, 2010, between Annaly and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to Annaly’s Form 8-K filed February 12, 2010)

4.13	Form of 4.00% Convertible Senior Note due 2015 (incorporated by reference to Exhibit 4.9 of Annaly’s Form 10-K filed February 26, 2016)

4.14	Second Supplemental Indenture, dated as of May 14, 2012, between Annaly and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to Annaly’s Form 8-K filed May 14, 2012)

4.15	Form of 5.00% Convertible Senior Note due 2015 (incorporated by reference to Exhibit 4.11 of Annaly’s Form 10-K filed February 26, 2016)

4.16	Form of Indenture between Annaly and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Annaly’s Form S-3 filed February 9, 2016)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 7, 2018

ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ Anthony Green
Name: Anthony Green
Title: Chief Legal Officer